STRADLING YOCCA CARLSON & RAUTH
A PROFESSIONAL CORPORATION SAN FRANCISCO OFFICE
ATTORNEYS AT LAW 44 MONTGOMERY STREET, SUITE
660 NEWPORT CENTER DRIVE, SUITE 1600 4200
NEWPORT BEACH, CA 92660-6422 SAN FRANCISCO, CALIFORNIA 94104
TELEPHONE (949) 725-4000 TELEPHONE (415) 283-2240
FACSIMILE (949) 725-4100 FACSIMILE (415) 283-225


                              SANTA BARBARA OFFICE
                                302 OLIVE STREET
                         SANTA BARBARA, CALIFORNIA 93101
                            TELEPHONE (805) 564-0065
                            FACSIMILE (805) 564-1044

                               SANTA MONICA OFFICE
                          233 WILSHIRE BOULEVARD, SUITE

                                       830
                         SANTA MONICA, CALIFORNIA 90401
                            TELEPHONE (310) 437-2797
                            FACSIMILE (310) 451-6240

                                SAN DIEGO OFFICE
                         12230 EL CAMINO REAL, SUITE 130
                           SAN DIEGO, CALFIORNIA 92130
                                    TELEPHONE
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                            FACSIMILE (858) 720-2160

                                   Exhibit 5.1

                                 August 11, 2006

Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, California 92691

Re: Auxilio, Inc., Registration Statement on Form SB-2 - Registration No. 333-135640

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form SB-2 (File No. 333-135640) filed by Auxilio, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission, on July 7, 2006 (as amended on August 11, 2006, and as may be further amended or supplemented, the "Registration Statement") in connection with the offering from time to time by certain security holders of the Company of 4,063,992 shares of the Company's Common Stock (the "Selling Stockholder Shares").

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Selling Stockholder Shares.

Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the prospectus which is a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

                         STRADLING YOCCA CARLSON & RAUTH

                           /s/ Stradling Yocca Carlson
                                   & Rauth